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                                  Exhibit 5.1

                 Opinion of Akerman, Senterfitt & Eidson, P.A.
      regarding the legality of the Class A common stock being registered


                              September 27, 2000

SBA Communications Corporation
One Town Center Road
Third Floor
Boca Raton, Fl 33486

Ladies and Gentlemen:

         We have acted as counsel to SBA Communications Corporation, a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement relates to the registration by the Company of an additional 2,000,000 shares (the "Shares") of the Company's Class A common stock, $.01 par value per share, issuable pursuant to the 1999 Equity Participation Plan (the "Plan").

         In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents: (1) the Company's Articles of Incorporation, as amended, and Bylaws, as amended, (2) the Plan and
(3) such other documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In making the foregoing examinations we have assumed, without investigation, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the documents. As to various questions of fact material to the opinions expressed below, we have relied solely on the representations or certificates of officers and/or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.

         Based upon the foregoing examination, and subject to qualifications set forth below, we are of the opinion that the Shares have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable.


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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                    Sincerely,

                                    AKERMAN, SENTERFITT & EIDSON, P.A.

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